As filed with the Securities and Exchange Commission on July 12, 2000

                           Registration No. 333-_____

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          BUCKHEAD AMERICA CORPORATION
             (Exact name of registrant as specified in its charter)

                    Delaware                            58-2023732
                    --------                            ----------
             (State or other jurisdiction of           (I.R.S. Employer
             incorporation or organization)             Identification No.)

             7000 Central Parkway, Suite 850, Atlanta, Georgia 30328
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

          BUCKHEAD AMERICA CORPORATION 2000 EMPLOYEE STOCK OPTION PLAN
          ------------------------------------------------------------
                            (Full title of the plan)

                             Douglas C. Collins, CEO
                          Buckhead America Corporation
                           7000 Central Parkway, N.E.
                             Central Park, Suite 850
                             Atlanta, Georgia 30328
                             ----------------------
                     (Name and address of agent for service)

                                 (770) 393-2662
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                           B. Joseph Alley, Jr., Esq.
                          Arnall Golden & Gregory, LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8500

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------
                                                                    Proposed
                                               Proposed             maximum            Amount of
 Title of securities      Amount to be     maximum offering        aggregate          registration
   to be registered        registered       price per share      offering price           fee*
------------------------------------------------------------------------------------------------------
    Common Stock,        90,000 Shares          $5.125              $461,750            $122.00
    $.01 par value
------------------------------------------------------------------------------------------------------

* Calculated pursuant to Rules 457(c) and 457(h), based upon the average of the high and low prices reported for the Common Stock on July 10, 2000 as quoted on The Nasdaq Stock Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following  documents are  incorporated by reference in the Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-KSB as filed with respect to the Registrant's fiscal year ended December 31, 1999.

     (b) The Registrant's Quarterly Report on Form 10-Q filed with respect to the Registrant's quarterly period ended March 31, 2000.

     (c) The description of the Registrant's Common Stock, as such description is set forth in the Registrant's registration statement filed under Section 12 of the Securities Exchange Act of 1934 effected by filing of Form 10-SB, including any amendment or report filed for the purpose of updating such description.

     (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is a Delaware corporation. The following summary is qualified in its entirety by reference to the complete text of the Delaware General Corporation Law (the "DGCL"), the Registrant's Restated Certificate of Incorporation and the Registrant's Bylaws, as amended.

     Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

     Article VI of the Company's  Certificate of Incorporation and Article VIII,
Section 3 of the Company's By-laws provide for indemnification of directors and officers from any liability that such person reasonably incurs with respect to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, or investigative) by reason of his position as director or officer of the Company, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. With respect to a criminal action or proceeding, however, such person must also have had reasonable cause to believe that his action was lawful. If such person is found liable to the Company in an action or proceeding by or in the right of the Company itself, such person may be indemnified only if the court specifically approves such indemnification. The Company has obtained directors' and officers' liability insurance that would cover up to $10 million in indemnification claims.

     In addition, Registrant's Restated Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, limits directors' liability to the Registrant and its stockholders by eliminating liability in damages for breach of a fiduciary duty. Article VII of Registrant's Restated Certificate of Incorporation provides that neither the Registrant nor its stockholders may recover damages from its directors for breach of their fiduciary duties in the performance of their duties as directors of the Registrant. As limited by
Section 102(b), this provision cannot, however, have the effect of indemnifying any director of the Registrant in the case of liability (i) for a breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transactions for which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provision of the DGCL and the Company's Restated Certificate of Incorporation and Bylaws, the Company has been informed that indemnification is considered by the Securities and Exchange Commission to be against public policy and therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.    Exhibit
-----------    -------

4.1 Certificate of Designation, Preference and Rights of Series A Preferred Stock of the Registrant (Incorporated by reference to Exhibit 3(i)(c) to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997)

4.2            Form of Stock  Certificate  (Incorporated by reference to Exhibit
               4.3 to the Registrant's Registration Statement on Form S-8 (No. 333-58375) filed on July 2, 1998)

5*             Opinion of Arnall Golden & Gregory, LLP regarding legality

23.1*          Consent of Arnall  Golden &  Gregory,  LLP  (included  as part of
               Exhibit 5 hereto)

23.2*          Consent of KPMG LLP

24.1*          Power of Attorney (included as part of the signature page hereto)

------------------
* Filed herewith.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided,  however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 6, 2000.

                               BUCKHEAD AMERICA CORPORATION

                               By:      /s/  Douglas C. Collins
                                  ---------------------------------------
                                     Douglas C. Collins,
                                     Chairman of the Board of Directors,
                                     President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas C. Collins and Robert B. Lee and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND DIRECTORS:
------------------------------------------------------------------

 Name                        Title                                           Date
 ----                        -----                                           ----

/s/ Douglas C. Collins       Chairman of the Board of Directors,             July 6, 2000
-----------------------      President, Chief Executive  Officer,
    Douglas C. Collins       Treasurer and Director (Principal
                             Executive Officer)

/s/ Robert B. Lee            Senior Vice President, Chief Financial          July 6, 2000
-----------------------      Officer, Secretary and Director
    Robert B. Lee            (Principal Financial and Accounting
                             Officer)


/s/ Ronald L. Devine         Director                                        July 6, 2000
------------------------
Ronald L. Devine


/s/ William K. Stern         Director                                        July 6, 2000
------------------------
    William K. Stern


/s/ Steven A. Van Dyke       Director                                        July 6, 2000
------------------------
    Steven A. Van Dyke


/s/ David C. Glickman        Director                                        July 6, 2000
------------------------
    David C. Glickman

/s/ David B. Mumford         Director                                        July 6, 2000
------------------------
    David B. Mumford


                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

4.1 Certificate of Designation, Preference and Rights of Series A Preferred Stock of the Registrant (Incorporated by reference to Exhibit 3(i)(c) to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30,
                    1997)

4.2                 Form of Stock  Certificate  (Incorporated  by  reference  to
                    Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (No. 333-58375) filed on July 2, 1998)

5*                  Opinion of Arnall Golden & Gregory, LLP regarding legality

23.1*               Consent of Arnall Golden & Gregory, LLP (included as part of
                    Exhibit 5 hereto)

23.2*               Consent of KPMG LLP

24.1* Power of Attorney (included as part of signature page hereto)


------------------------
*   Filed herewith.